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CERTIFICATE OF MERGER
OF
MANUFACTURERS' SERVICES LIMITED
INTO
MSL ACQUISITION SUB INC.

        Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "Code"), the undersigned corporation organized and existing under and by virtue of the Code,

        DOES HEREBY CERTIFY:

        FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Manufacturers' Services Limited ("MSL")	Delaware
MSL Acquisition Sub Inc. ("Merger Sub")	Delaware

        SECOND: That the Agreement and Plan of Merger, dated October 14, 2003, by and among, Celestica Inc., Merger Sub and MSL has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Code (and with respect to Merger Sub, in accordance with Section 228 of the Code).

        THIRD: That Merger Sub shall be the surviving corporation of the merger and the name of Merger Sub shall be changed to: Celestica (USA) Inc.

        FOURTH: That the certificate of incorporation of the surviving corporation shall be amended and restated to read in its entirety as set forth on Exhibit A attached hereto, and as so amended and restated shall be the certificate of incorporation of the surviving corporation.

        FIFTH: That the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1150 Eglinton Avenue East, Toronto, Ontario, M3C 1H7, Canada.

        SIXTH: That the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of the constituent corporations.

        IN WITNESS WHEREOF, Merger Sub has caused the Certificate to be executed on this 12th day of March, 2004.

MSL ACQUISITION SUB INC.
By:	/s/ TODD MELENDY Name: Todd Melendy Title: Vice President and Secretary

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EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MSL ACQUISITION SUB INC.

        Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, MSL Acquisition Sub Inc. has adopted this Amended and Restated Certificate of Incorporation amending, restating and integrating, its Certificate of Incorporation (originally filed October 14, 2003), as heretofore amended and restated, which Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of said Sections 242 and 245.

ARTICLE I

        The name of this corporation is Celestica (USA) Inc. (hereinafter referred to as the "Corporation").

ARTICLE II

        The registered office of this Corporation in the State of Delaware is located 2711 Centerville Road, Suite 400, New Castle County, Wilmington. The registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.     Common Stock.

  (a)
  General.    Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of this Corporation whether now or hereafter authorized.

  (b)
  Voting.    The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting. Notwithstanding the foregoing, the 2,450,846, 1,098,049 and 957,465 shares of Common Stock issued to DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V. and DLJ Merchant Banking Funding, Inc. respectively, pursuant to the Securities Purchase Agreement dated as of June 11, 1997 among such entities, the Corporation and certain other parties will not be entitled to be voted by any such entity at any time unless, and except to the extent that, at such time, such entity has, if applicable, complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the acquisition of such shares as voting securities, provided that the foregoing shall not limit the right of any other party to acquire or vote any shares of Common Stock.

  (c)
  Number.    The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b) (2) of the General Corporation Law of the State of Delaware.

  (d)
  Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

  (e)
  Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.     Preferred Stock.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

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        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights. and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock"). The powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock is as set forth on Annex I attached hereto.

        1,030,000 shares of the Preferred Stock of the Corporation shall be designated as 5.25% Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"). The powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock is as set forth on Annex II attached hereto.

        500,000 shares of the Preferred Stock of the Corporation shall be designated as 4.5% Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"). The powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock is as set forth on Annex III attached hereto.

ARTICLE V

        The Corporation shall have a perpetual existence.

ARTICLE VI

        Unless and except to the extent that the By-Laws of this Corporation shall so require, the election of directors need not be by written ballot.

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ARTICLE VII

        In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the By-Laws adopted or amended by the Board of Directors; provided, however, that, notwithstanding the fact that a lesser percentage may be specified by law, the By-Laws shall not be altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of holders of not less than seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VIII

        Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IX

1.     Indemnification.

        The Corporation shall, to the maximum extent permitted under the General Corporation Law of the State of Delaware and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

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2.     Advance of Expenses.

        Notwithstanding any other provisions, this Certificate of Incorporation, the By-Laws of the Corporation, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

3.     Subsequent Amendment.

        No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

4.     Other Rights.

        The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

5.     Reliance.

        Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

6.     Merger or Consolidation.

        If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

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7.     Insurance.

        The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the General Corporation Law of the State of Delaware.

8.     Savings Clause.

        If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

        This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.     Number of Directors.

        The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation.

2.     Classes of Directors.

        The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

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3.     Election of Directors.

        Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4.     Terms of Office.

        Except as provided in Section 6 of this Article XI, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5.     Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors.

        In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6.     Removal.

        The directors of the Corporation may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law.

7.     Vacancies.

        Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

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8.     Stockholder Nominations and Introduction of Business, Etc.

        Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-Laws of this Corporation.

9.     Amendment to Article.

        Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of least seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XI.

ARTICLE XII

1.     Dividends.

        The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said Board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

2.     Issuance of Stock.

        The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of the Corporation, provided that shares of stock having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. The Board of Directors shall have authority, as provided by law, to determine that only apart of the consideration which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital; provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

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        The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

3.     Inspection of Books and Records.

        The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

4.     Location of Meetings, Books and Records.

        Except as otherwise provided in the By-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-laws of this Corporation.

ARTICLE XIII

        At any time during which a class of capital stock of this Corporation is registered under Section 12 of the Securities Exchange Act of 1934 or any similar successor statute, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIII.

ARTICLE XIV

        Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of seventy-five percent (75%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this Article XIV.

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ARTICLE XV

        The Board of Directors of this Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including without limitation: (i) the interests of the stockholders of the Corporation; (ii) whether the proposed transaction might violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation of the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

        In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE XVI

        The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Donaldson, Lufkin & Jenrette, Inc. and its affiliates (the "DLJ Entities") shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by the DLJ Entities to be an "interested stockholder" as such term is defined in Section 203(c) (5) of the Delaware General Corporation Law.

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        IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation, as heretofore amended and restated, pursuant to the General Corporation Laws of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and accordingly has hereunto executed this Amended and Restated Certificate of Incorporation on this 12th day of March, 2004.

/s/ TODD MELENDY Name: Todd Melendy Title: Vice President and Secretary

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ANNEX I

        (1)    Number and Designation.    Two million shares of the Preferred Stock of the Corporation shall be designated as Senior Exchangeable Preferred Stock Due 2006 (the "Senior Preferred Stock").

        (2)    Rank.    The Senior Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of or series of common stock of the Corporation, including the Corporation's common stock, par value $0.001 per share ("Common Stock"), and each other class of capital stock of the Corporation, the terms of which provide that such class shall rank junior to the Senior Preferred Stock or the terms of which do not specify any rank relative to the Senior Preferred Stock. All equity securities of the Corporation to which the Senior Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Senior Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Senior Preferred Stock shall be subject to the creation of Junior Securities.

        (3)    Dividends.    (a) (i) The holders of shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (subject to Sections 3(a) (ii) and (iii) hereof) at a rate equal to (A) through the fourth Dividend Payment Date (as defined below), 14% per annum, and (B) thereafter, 15% per annum (each of the preceding (A) and (B) shall be computed on the basis of a 360 day year and shall be referred to herein as the applicable "Dividend Rate"). In the event the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph 5(b) or 5(c) hereof, the Dividend Rate as provided above shall increase by .50% per quarter (each, a "Default Dividend") for each quarter or portion thereof following the date on which such redemption was required to be made until cured, provided that the aggregate increase shall not exceed 10%. Such dividends shall be payable in the manner set forth below in Sections 3(a) (ii) and (iii) quarterly on February 26, May 26, August 26, and November 26 of each year (unless such day is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends.

            (ii)   Prior to and including the fourth Dividend Payment Date (the "Accretion Date"), each such dividend shall be payable in cash on the Liquidation Value per share of the Senior Preferred Stock, in equal quarterly amounts (to which the Default Dividend, if any, shall be added), to the holders of record of shares of the Senior Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

            (iii)  After the Accretion Date, dividends shall not be payable in cash to holders of shares of Senior Preferred Stock but shall, subject to Section 3(b) hereof, accrete to the Liquidation Value in accordance with Section 4(a) hereof.

          (b)   After the Accretion Date, upon the written request of the holders of a majority of the shares of Senior Preferred Stock, the Corporation shall, commencing on the first Dividend Payment Date after such request, be required to pay all dividends on shares of Senior Preferred Stock by the issuance of additional shares of Senior Preferred Stock ("Additional Shares"). The Additional Shares shall be identical to all other shares of Senior Preferred Stock, except as set forth in Section 4. For the purposes of determining the number of Additional Shares to be issued as dividends pursuant to this Paragraph (b), such Additional Shares shall be valued at their Applicable Liquidation Value as provided in Section 4(c).

          (c)   Holders of shares of Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the cumulative dividends, as herein provided, on the Senior Preferred Stock. Except as provided in this Section 3, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Senior Preferred Stock that may be in arrears.

          (d)   So long as any shares of the Senior Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment or other distribution declared or made upon Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly, unless, in each case (to the extent such dividends are payable in cash), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the acquisition of, as applicable, such class or series of Parity Securities. When (to the extent such dividends are payable in cash) dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Senior Preferred Stock and all dividends declared upon any other class or series of Parity Securities shall (in each case, to the extent payable in cash) be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Senior Preferred Stock and accumulated and unpaid on such Parity Securities.

          (e)   So long as any shares of the Senior Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Senior Preferred Stock and any other Parity Securities shall (to the extent payable in cash) have been paid or set apart for payment for all past Dividend Periods with respect to the Senior Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) (to the extent payable in cash) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Senior Preferred Stock and the current dividend period with respect to such Parity Securities.

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        (4)    Liquidation Preference.    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Senior Preferred Stock shall be entitled to receive an amount equal to the Liquidation Value of such share plus any accrued and unpaid cash dividends to the date of distribution. "Liquidation Value" on any date means, with respect to (x) any share of Senior Preferred Stock other than any Additional Shares, the sum of (1) $25.00 per share and (2) the aggregate of all dividends accreted on such share until the most recent Dividend Payment Date upon which an accretion to Liquidation Value has occurred (or if such date is a Dividend Payment Date upon which an accretion to Liquidation Value has occurred, such date), provided that in the event of an actual liquidation, dissolution or winding up of the Corporation or the redemption of any shares of Senior Preferred Stock pursuant to Section 5 hereunder, the amount referred to in (2) shall be calculated by including dividends accreting to the actual date of such liquidation, dissolution or winding up or the redemption date, as the case may be, rather than the Dividend Payment Date referred to above, and provided further that in no event will dividends accrete beyond the most recent Dividend Payment Date prior to the Dividend Payment Date on which dividends on the Senior Preferred Stock are payable in Additional Shares, and (y) any Additional Share, the Applicable Liquidation Value. All accretions to Liquidation Value will be calculated using compounding on a quarterly basis. Except as provided in the preceding sentences, holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Senior Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Senior Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Senior Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

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          (b)   Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Senior Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Senior Preferred Stock shall not be entitled to share therein.

          (c)   The Applicable Liquidation Value of any Additional Shares shall be the Liquidation Value of Senior Preferred Stock outstanding immediately prior to the first Dividend Payment Date occurring after a request for payment in Additional Shares has been made in accordance with Section 3(b).

        (5)    Redemption.

          "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1995, among DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham 1995 Irrevocable Trust, The Julie Kent 1995 Irrevocable Trust, Kevin C. Melia, Robert J. Graham, Julie Kent, the Company, and the other parties thereto, as amended from time to time.

          (a)   Redemption At the Option of the Corporation.    At any time, provided that the Corporation has funds legally available for such payment, the Corporation may, at its option, redeem all but not less than all shares of Senior Preferred Stock at redemption prices per share in cash set forth in the table below, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest:

Year Beginning	Percentage of Liquidation Value
November 26, 1999	114.0%
November 26, 2000 and thereafter	115.0%

          (b)   Redemption In the Event of a Change of Control.    In the event of a Change of Control, to the extent that the Corporation shall have funds available for such payment, the Corporation shall be required to offer to redeem all of the shares of Senior Preferred Stock then outstanding and shall be required to redeem the shares of Senior Preferred Stock of any holder of such shares that shall consent to such redemption, upon a date no later than five days following the Change in Control and at a redemption price per share equal to 107.50% of the Liquidation Value, in cash, together with accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

          "Change of Control" means such time as, (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the 1999 Investors, has become the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of all classes of voting securities of the Corporation, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Corporation than that beneficially owned by the 1999 Investors; or (b) a sale or transfer of all or substantially all of the assets of the Corporation to any person or group (other than any group consisting solely of the 1999 Investors or their affiliates) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Corporation, then in office.

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          "1999 Investors" means the Stockholders (determined as of the date of initial issuance of the Senior Preferred Stock) and their Permitted Transferees, each as defined in the Stockholders Agreement.

          (c)   Mandatory Redemption.    To the extent the Corporation shall have funds legally available for such payment, on November 26, 2006, if any shares of the Senior Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Senior Preferred Stock, at a redemption price equal to the aggregate Liquidation Value, in cash, together with any accrued and unpaid cash dividends thereon to the date fixed for redemption, without interest.

          (d)   Status of Redeemed Shares.    Shares of Senior Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock, provided that no such issued and reacquired shares of Senior Preferred Stock shall be reissued or sold as Senior Preferred Stock.

          (e)   Failure to Redeem.    If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Senior Preferred Stock pursuant to paragraph (5) (b) or 5(c) (each, a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Senior Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Senior Preferred Stock) or (ii) in accordance with paragraph 3(e), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

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          (f)    Failure to Pay Dividends.    Notwithstanding the foregoing provisions of this paragraph (5), unless full cumulative cash dividends (whether or not declared) on all outstanding shares of Senior Preferred Stock shall have been paid or contemporaneously are declared and paid or set apart for payment for all dividend periods terminating on or prior to the applicable redemption date, none of the shares of Senior Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of Senior Preferred Stock are redeemed pro rata.

        (6)    Procedure for Redemption.    (a) In the event the Corporation shall redeem shares of Senior Preferred Stock pursuant to Section 5(a) or (c), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state, (i) the redemption date; (ii) the number of shares of Senior Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (b)   In the case of any redemption pursuant to Section 5(a) or (c) hereof, notice having been mailed as provided in Section 6(a) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Senior Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (c)   In the case of a redemption pursuant to Section 5(b) hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed not more than 20 days prior to the occurrence of the Change of Control and not less than 5 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Senior Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) that a Change of Control has occurred; (ii) the redemption date; (iii) the redemption price; (iv) that such holder may elect to cause the Corporation to redeem all or any of the shares of Senior Preferred Stock held by such holder; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares the holder elects to cause the Corporation to redeem will cease to accrue on such redemption date.

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          Upon receipt of such notice, the holder shall, within 20 days of receipt thereof, return such notice to the Corporation indicating the number of shares of Senior Preferred Stock such holder shall elect to cause the Corporation to redeem, if any.

          (d)   In the case of a redemption pursuant to Section 5(b) hereof, notice having been mailed as provided in Section 6(c) hereof, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on such shares of Senior Preferred Stock as the holder elects to cause the Corporation to redeem shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price aforesaid.

        (7)    Exchange.    (a) Subject to the provisions of this paragraph (7) the Corporation may, at its option, at any time and from time to time on any Dividend Payment Date exchange, to the extent it is legally permitted to do so, all, but not less than all, outstanding shares (and fractional shares) of Senior Preferred Stock, for Exchange Debentures, provided that (i) on or prior to the date of exchange the Corporation shall have paid to or declared and set aside for payment to the holders of outstanding shares of Senior Preferred Stock all accrued and unpaid cash dividends on shares of Senior Preferred Stock through the exchange date in accordance with the next succeeding paragraph; (ii) no event of default under the indenture (as defined in such indenture) governing the Exchange Debentures shall have occurred and be continuing; and (iii) no shares of Senior Preferred Stock are held on such date by the Mezzanine Holders (as defined in the Stockholders Agreement) or any of their Affiliates. The principal amount of Exchange Debentures deliverable upon exchange of a share of Senior Preferred Stock, adjusted as hereinafter provided, shall be determined in accordance with the Exchange Ratio (as defined below).

        Cash dividends on any shares of Senior Preferred Stock exchanged for Exchange Debentures which have accrued but have not been paid as of the date of exchange shall be paid in cash. In no event shall the Corporation issue Exchange Debentures in denominations other than $1,000 or in an integral multiple thereof. Cash will be paid in lieu of any such fraction of an Exchange Debenture which would otherwise have been issued (which shall be determined with respect to the aggregate principal amount of Exchange Debentures to be issued to a holder upon any such exchange). Interest will accrue on the Exchange Debentures from the date of exchange.

        Prior to effecting any exchange hereunder, the Corporation shall appoint a trustee to serve in the capacity contemplated by an indenture between the Corporation and such trustee, containing customary terms and conditions.

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        The Exchange Ratio shall be, as of any Dividend Payment Date, $1.00 (or fraction thereof) of principal amount of Exchange Debenture for each $1.00 of (i) Liquidation Value plus (ii) accrued and unpaid dividends, if any, per share of Senior Preferred Stock held by a holder on the applicable exchange date.

        "Affiliates" shall have the meaning ascribed to such term in the Stockholders Agreement.

        "Exchange Debentures" means the Subordinated Exchange Debentures due 2006 of the Corporation, to be issued pursuant to an indenture between the Corporation and a trustee, containing customary terms and conditions, in accordance with the Term Sheet attached as Schedule A hereto.

          (b)   Procedure for Exchange. (i) In the event the Corporation shall exchange shares of Senior Preferred Stock, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the exchange date, to each holder of record of the shares to be exchanged at such holder's address as the same appears on the stock register of the Corporation, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the exchange of any share of Senior Preferred Stock to be exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (A) the exchange date; (B) the number of shares of Senior Preferred Stock to be exchanged and, if fewer than all the shares held by such holder are to be exchanged, the number of shares to be exchanged from such holder; (C) the Exchange Ratio; (D) the place or places where certificates for such shares are to be exchanged for notes evidencing the Exchange Debentures to be received by the exchanging holder; and (E) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

            (ii)   Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an indenture containing customary terms and conditions. The Corporation will cause the Exchange Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and will pay interest on the Exchange Debentures at the rate and on the dates specified in such indenture from the exchange date.

            The Corporation will not give notice of its intention to exchange under paragraph 6(b) (i) hereof unless it shall file at the place or places (including a place in the Borough of Manhattan, The City of New York) maintained for such purpose an opinion of counsel (who may be an employee of the Corporation) to the effect that (ii) the indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters), (iii) the Exchange Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the indenture and delivered in exchange for the shares of Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the indenture (subject as aforesaid), (iv) neither the execution nor delivery of the indenture or the Exchange Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to such counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their properties, (v) the Exchange Debentures have been duly registered for such exchange with the Securities and Exchange Commission under a registration statement that has become effective under the Securities Act of 1933 (the "Act") or that the exchange of the Exchange Debentures for the shares of Senior Preferred Stock is exempt from registration under the Act, and (vi) the Corporation has sufficient legally available funds for such exchange such that such exchange is permitted under applicable law.

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            (iii)  Notice having been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Exchange Debentures in exchange for the shares called for exchange), dividends on the shares of Senior Preferred Stock so called for exchange shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Exchange Debentures and any rights such holder, upon the exchange, may have as a holder of the Exchange Debenture) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be exchanged by the Corporation for the Exchange Debentures at the Exchange Ratio. In case fewer than all the shares represented by any such certificate are exchanged, a new certificate shall be issued representing the unexchanged shares without cost to the holder thereof.

            (iv)  Each exchange shall be deemed to have been effected immediately after the close of business on the relevant Dividend Payment Date, and the person in whose name or names any Exchange Debentures shall be issuable upon such exchange shall be deemed to have become the holder of record of the Exchange Debentures represented thereby at such time on such Dividend Payment Date.

            (v)   Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon exchange of the Senior Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

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          (c)   The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the Senior Preferred Stock pursuant hereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Exchange Debentures in a name other than that of the holder of the Senior Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (8)    Voting Rights.    (a) The holders of record of shares of Senior Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8), as otherwise provided by law or as provided in the Stockholders Agreement.

          (b)   If and whenever (i) four consecutive cash dividends payable on the Senior Preferred Stock have not been paid in full, (ii) for any reason (including the reason that funds are not legally available for a redemption), the Corporation shall have failed to discharge any Mandatory Redemption Obligation, (iii) the Corporation shall have failed to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) the Corporation shall have failed to comply with Sections 3(d), 3(e) or 8(c) hereof, the number of directors then constituting the Board of Directors shall be increased by two and the holders of a majority of the outstanding shares of Senior Preferred Stock shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Senior Preferred Stock called as hereinafter provided.

          (c)   Whenever (i) all arrears in cash dividends on the Senior Preferred Stock then outstanding shall have been paid and cash dividends thereon for the Current quarterly dividend period shall have been paid or declared and set apart for payment, (ii) the Corporation shall have fulfilled its Mandatory Redemption Obligation, (iii) the Corporation shall have fulfilled its obligation to provide notice as specified in subsection (b) (iii) hereof, or (iv) the Corporation shall have complied with Sections 3(d), 3(e) and 8(c) hereof, as the case may be, then the right of the holders of the Senior Preferred Stock to elect such additional directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future (i) arrearage in four consecutive quarterly cash dividends, (ii) failure to fulfill any Mandatory Redemption Obligation, (iii) failure to fulfill the obligation to provide the notice required by Section 6(c) hereof within the time period specified in such section or (iv) failure to comply with Sections 3(d), 3(e) or 8(c)), the terms of office of the persons elected as directors by the holders of the Senior Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Senior Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Senior Preferred Stock for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Senior Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur with respect to the directors elected by the holders of the Senior Preferred Stock, a successor shall be elected in accordance with the procedures of Section 8(b) to serve until the next annual meeting of the stockholders or special meeting held in place thereof, if such office shall not have previously terminated as provided above.

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          (d)   Without the written consent of 66% of the outstanding shares of Senior Preferred Stock or the vote of holders of 66% of the outstanding shares of Senior Preferred Stock at a meeting of the holders of Senior Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Senior Preferred Stock, provided that any such amendment that decreases the dividend payable on or the Liquidation Value of the Senior Preferred Stock shall require the affirmative vote of holders of each share of Senior Preferred Stock at a meeting of holders of Senior Preferred Stock called for such purpose or written consent of the holder of each share of Senior Preferred Stock; (ii) create, authorize or issue any class or series of stock ranking prior to, or on a parity with, the Senior Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, except that the Corporation may, without such approval, create, authorize and issue Parity Securities for the purpose of utilizing the proceeds from the issuance of such Parity Securities for the redemption or repurchase of all outstanding shares of Senior Preferred Stock in accordance with the terms hereof; (iii) merge or consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Corporation unless, in the case of a merger or consolidation, (A) if the Corporation is not the surviving corporation, the seniority, rights, powers and preferences of the Senior Preferred Stock continue unimpaired and on identical terms after such transaction or (B) the surviving corporation has a Consolidated Net Worth (immediately following any such transaction) at least equal to that of the Corporation immediately prior to such transaction or (iv) issue any additional shares of Senior Preferred Stock, other than the issuance of Additional Shares in accordance with Section 3(b) hereof.

          "Consolidated Net Worth" means at any date and with respect to any Person, the consolidated stockholders' equity of such Person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to November 26, 1999 in the book value of any asset owned by such Person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in Persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

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          (e)   In exercising the voting rights set forth in this paragraph (8), each share of Senior Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Senior Preferred Stock as a single class on any matter, then the Senior Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of Liquidation Value or other liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Senior Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

        (9)    Reports.    So long as any of the Senior Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Corporation is not required to file such reports, reports containing the same information as would be required in such reports.

        (10)    General Provisions.    (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

          (b)   The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

          (c)   The headings of the paragraphs, subparagraphs, clauses and subclauses used herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (d)   Each holder of Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption and repurchase of, such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

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SCHEDULE A

SUMMARY OF TERMS
OF INDENTURE FOR
SUBORDINATED EXCHANGE DEBENTURES

Parties:	Celestica (USA) Inc. (the "Corporation") and [ ], as trustee.
Issue:
Subordinated Exchange Debentures (the "Exchange Debentures") to be issued by the Corporation, at its option, in exchange for any or all the outstanding shares of Senior Exchangeable Preferred Stock due 2006 (the "Senior Preferred Stock") issued on or about November 26, 1999.
Maturity:	November 26, 2006.
Interest:
Annual rate, payable quarterly, equal to 14% through November 26, 2000 and 15% thereafter. After the Accretion Date (as defined in the Certificate of Designation of the Senior Preferred Stock of the Corporation (the "Certificate of Designation")), quarterly interest will be paid by the issuance of additional Exchange Debentures; until then interest will be payable in cash.
Ranking:	The Exchange Debentures will rank senior to all other subordinated debt, preferred stock and common equity of the Corporation.
Optional Redemption:	The Exchange Debentures will be redeemable at the option of the Corporation, in whole but not in part, at the same redemption prices set forth in the Certificate of Designation.
Change of Control Repurchase Right:
In the event of a Change of Control, each holder of the Exchange Debentures will have the right to require the Corporation to repurchase all or any part of such holder's Exchange Debentures, upon a date no later than 30 days following the Change of Control, at a repurchase price calculated in accordance with the procedures set forth in Section 5(b) of the Certificate of Designations for calculating the redemption price of the Senior Preferred Stock in the event of a Change of Control, except that, in so calculating the repurchase price, the aggregate principal amount of the Exchange Debentures shall be substituted for "Liquidation Value", as such term is used in such Section 5(b).
Covenants:
The Debentures will contain covenants that are substantially the same as the covenants contained in the senior credit facility of the Corporation, as amended, and will limit, among other things, the ability of the Corporation and its subsidiaries (i) to incur additional indebtedness, (ii) to pay dividends and make other distributions on its capital stock, (iii) to repurchase its capital stock or warrants, options or other rights to acquire shares of its capital stock or any Indebtedness subordinated to the Exchange Debentures, (iv) to make certain other Restricted Payments, (v) to make certain investments or asset sales, (vi) to engage in transactions with affiliates, (vii) to create liens, (viii) to permit "layering" of indebtedness and (ix) to merge or consolidate or transfer all or substantially all of its assets.

ANNEX II

        Section 1.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 1,030,000, shares, par value $0.001 per share, that shall be designated as "5.25% Series A Convertible Preferred Stock" ("Series A Preferred Stock"). The Series A Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 2.    Ranking.    Each share (a "Share") of Series A Preferred Stock shall have preferences, limitations and relative rights identical with each other, and all Shares of Series A Preferred Stock shall have such preferences and relative rights expressly provided in this Annex II. The Series A Preferred Stock shall rank prior to the Senior Preferred Stock of the Corporation.

        Section 3.    Dividends.

        (a)   To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 5.25% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends thereon) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        (b)   All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding Shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ"), or such other market in which such prices are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series A Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible in accordance with Section 6.

        (c)   Dividend Reference Date.    The accrued dividends will by payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2002 (the "Dividend Reference Dates") to the record holders of Series A Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        (d)   If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

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        Section 4.    Liquidation Preference.

        (a)   In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

        The holders of the Series A Preferred Stock shall receive an amount per Share equal to the Liquidation Value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided however, that if the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock.

        As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series A Preferred Stock.

        (b)   Notwithstanding the foregoing, each holder of Series A Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

        (c)   After the payment of the amounts required to be paid to the holders of Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4, the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series A Preferred Stock shall not be entitled to any further right or claim.

        (d)   A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before March 14, 2004, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

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        Section 5.    Redemption.

        (a)   On March 14, 2007 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series A Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

        (b)   No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease, and such Share will be cancelled and will not be reissued, sold or transferred.

        Section 6.    Conversion.

        (a)   Each Share shall be convertible into Common Stock, at the then applicable Conversion Price (as herein defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series A Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before December 14, 2002, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to three quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Conversion Date (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series A Preferred Stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

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        (b)   The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred Stock is referred to herein as the "Conversion Price", and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each Share shall be $50.00. The initial Conversion Price for each Share shall be $6.4350, subject to adjustment as set forth at Section 6(d) below.

        (c)   No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, payment of the Optional Make Whole Payment, if any, or payment of the Make Whole Payment (as defined), if any, if such payment is made in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

        (d)   The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

          (i)    In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

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          (ii)   In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii)  In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

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          (iv)  In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series A Preferred Stock upon conversion thereof so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Additional Securities which such holder would have received if such holder had converted its shares of Series A Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(vi) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series A Preferred Stock.

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        In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series A Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 6(d)(iv).

        Rights or warrant distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

        For purposes of this Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

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          (v)   In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(iv) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series A Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

          (vi)  For purposes of this Section 6(d), the following terms shall have the meaning indicated:

                "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in cash no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

                "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(d)(iv) hereof, whose determinations shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

                "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

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                "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchange for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series A Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (viii) Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

          (ix)  To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series A Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (x)   In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

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        (e)   Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case where the Series A Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or sales.

        (f)    The Corporation may elect to convert some or all of the Shares as follows:

          (i)    If at any time prior to the Scheduled Redemption Date, the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, NASDAQ, if the Common Stock is then listed or admitted to trading on any national securities exchange or in such market system, or such other market in which such prices are regularly quoted, exceeds 150% of the then effective Conversion Price (as defined) for any 15 out of 20 consecutive trading days, and a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series A Preferred Stock is effective and available for use at all times during the period beginning thirty (30) days prior to the Notice Date (as defined below) and ending on the Required Conversion Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Required Conversion Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or such shares may be sold pursuant to Rule 144(k) under the Securities Act, then the Corporation may elect to convert some or all of the then issued and outstanding Shares at the then applicable Conversion Price. If the Corporation elects to convert less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series A Preferred Stock shall be converted based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to convert. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and certain of the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

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          (ii)   The Corporation will mail written notice of each conversion of Series A Preferred Stock pursuant to Section 6(f)(i) to each record holder at least 20 business days prior to the date on which such conversion is to be made (the "Required Conversion Date"). The date on which such notice is mailed is the "Notice Date." The Notice Date must be a date within ten days of the last day of the 20 consecutive trading day period referred to in Section 6(f)(i).

          (iii)  If a Required Conversion Date occurs prior to September 14, 2003, the Corporation will make an additional payment with respect to the Shares converted in an amount equal to six quarterly dividends to be paid pursuant to Section 3 per Share, less the amount of any dividends actually paid per Share prior to the Required Conversion Date (such payment, the "Make Whole Payment"). The Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Make Whole Payment in shares of Common Stock if, on the Required Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The notice delivered by the Corporation pursuant to Section 6(f)(ii) shall specify whether the Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

        (g)   If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series A Preferred Stock, at the address or such holder as appears on the Corporation's stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

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        (h)   The issuance of stock certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the exercising holder of Series A Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series A Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

        (i)    The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

        (j)    The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

        (k)   In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

          (i)    The adjusted or readjusted Conversion Price for the Series A Preferred Stock; and

          (ii)   The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series A Preferred Stock.

        (l)    Except with the consent of the holders of two-thirds of the then outstanding shares of Series A Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

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        (m)  If a holder of Series A Preferred Stock elects to convert any of such holder's Shares into Common Stock after such holder has received notice from the Corporation of the Corporation's election to convert some or all of such holder's Series A Preferred Stock pursuant to Section 6(f)(i), such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, the Make Whole Payment, if any, that the Corporation would have been required to pay such holder in connection with such conversion.

        (n)   As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

          (i)    a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

          (ii)   payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

          (iii)  a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

          (iv)  the Optional Make Whole Payment, if any, required pursuant to Section 6(a);

          (v)   the Make Whole Payment, if any, required pursuant to Section 6(f)(iii).

        (o)   If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(n) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of March 12, 2002, among the Corporation, Robertson Stephens, Inc. and the initial purchasers of the Series A Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series A Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

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        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

          (i)    authorize or issue any other class or series of Preferred Stock ranking senior to the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series A Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series A Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series A Preferred Stock pursuant to the Securities Purchase Agreement; or

          (ii)   pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series A Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

          (iii)  reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series A Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

        (b)   Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series A Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

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        (c)   The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

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ANNEX III

        Section 1.    Designation of the Number of Shares.    There shall be a series of Preferred Stock consisting of 500,000 shares, par value $0.001 per share, that shall be designated as "4.5% Series B Convertible Preferred Stock" ("Series B Preferred Stock"). The Series B Preferred Stock shall be entitled to dividends when, as and if declared pursuant to Section 3 hereof, shall be entitled to a preference in liquidation as provided in Section 4 hereof, shall be redeemable as provided in Section 5, shall be convertible as provided in Section 6 hereof, and shall be entitled to vote as provided in Section 7 hereof.

        Section 2.    Ranking.    Each share (a "Share") of Series B Preferred Stock shall have preferences, limitations and relative rights identical with each other; and all Shares of Series B Preferred Stock shall have such preferences and relative rights expressly provided in this Annex III. The Series B Preferred Stock shall rank pari passu with the 5.25% Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series A Preferred Stock") and prior to the Senior Preferred Stock of the Corporation.

        Section 3.    Dividends.

        (a)   To the extent permitted under the Delaware General Corporation Law, the Corporation will pay preferential dividends to the holders of the Series B Preferred Stock, pari passu with the Series A Preferred Stock, as provided in this Section 3. Except as otherwise provided herein, dividends on each Share will accrue at a rate of 4.5% per annum (the "Dividend Rate") of the Liquidation Value (as defined) thereof from and including the Date of Issuance (as defined) of such Share to and including the date on which the Liquidation Value (plus all accrued and unpaid dividends there) of such Share is paid in full. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall accrue on a daily basis and shall be computed on the basis of a 360 day year comprised on twelve 30-day months. The date on which the Corporation initially issues any share shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        (b)   All accrued and unpaid dividends on each Share shall be paid on each Dividend Reference Date (as defined), and shall be paid, at the election of the Corporation, in cash or in shares of the common stock, par value $.001 per share, of the Corporation (the "Common Stock") and except to the extent paid in cash or shares of Common Stock, such dividends will accumulate on each such Dividend Reference Date. The Corporation shall only have the right to elect to pay a dividend in shares of Common Stock if, on the applicable Dividend Reference Date, (i) the sale of the shares of Common Stock issuable in connection with such payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay a dividend in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value (as defined) as of the Dividend Reference Date for purposes of determining the number of shares of Common Stock issuable in connection with such payment. If the Corporation elects to pay a dividend in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to each Dividend Reference Date. Notwithstanding the foregoing, the Company may elect not to pay a quarterly dividend due under this Section 3, no more than two times in any 24 month period and such dividends will accumulate instead. If and whenever, at any time or times, dividends on the outstanding shares shall not have been paid in an aggregate amount equal to two full quarterly dividends thereon in accordance with the provisions of Section 3(a) the Corporation shall pay such accumulated dividends in shares of Common Stock, and each share of Common Stock will be valued at 95% of Market Value as of the Dividend Reference Date for the third such quarterly dividend. No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof. As used herein, "Market Value" as of any date means the average closing price of the Common Stock for the ten consecutive trading days ending two business days prior to such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked rice for the ten trading days preceding such date as quoted on the National Association of Securities Dealers Automated Quotation System, including without limitation the OTC Bulletin Board ("NASDAQ'), or such other market in which such priced are regularly quoted, or, if the Common Stock is not then quoted by NASDAQ, the Market Price shall be determined by agreement between the Corporation and holders of Series B Preferred Stock outstanding at the time of such determination representing more than 50% of the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible in accordance with Section 6.

        (c)   Dividend Reference Date.    The accrued dividends will be payable March 31, June 30, September 30 and December 31 of each year commencing on September 30, 2003 (the "Dividend Reference Dates") to the record holders of Series B Preferred Stock at the close of business on the date that is 10 business days immediately preceding the applicable Dividend Reference Dates of each year. To the extent all accrued dividends are not paid on the Dividend Reference Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date will be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        (d)   If at any time the Corporation elects to pay less than the total amount of dividends then accrued with respect to the Series A Preferred Stock and the Series B Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock based upon the aggregate accrued but unpaid dividends on the Share of Series A Preferred Stock or the Series B Preferred Stock held by each such holder, and any amounts of such dividends remaining thereafter shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

        Section 4.    Liquidation Preference.

        (a)   In the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), but before any distribution to the holders of Common Stock or any other class or series of the Corporation's then outstanding capital stock ranking in any such event junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive, pari passu with the holders of the Series A Preferred Stock, and the Corporation shall pay, the following amounts out of assets of the Corporation legally available for distribution to the stockholders, whether such assets are capital, surplus or earnings:

        The holders of the Series B Preferred Stock shall receive an amount per Share equal to the Liquidation value (plus all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date); provided, however, that if the assets to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Value (plus all such accrued and unpaid dividends thereon), then all of the assets of the Corporation to be distributed to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be distributed ratably to the holders of the Series A Preferred Stock and the Series B Preferred Stock.

        As used herein, the term "Liquidation Value" means an amount initially equal to $50.00 per Share, subject to appropriate adjustment for any stock dividend, stock split, recapitalization or consolidation of or on the Series B Preferred Stock.

        (b)   Notwithstanding the foregoing, each holder of Series B Preferred Stock may elect to receive, in the event of a dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), in lieu of the amount described in Section 4(a) above, the amount that would be distributed to such holder if such holder's Shares had been converted into shares of Common Stock in accordance with Section 6 immediately prior to such distribution.

        (c)   After the payment of the amounts required to be paid to the holders of Series B Preferred Stock upon the liquidation, dissolution or winding up of the Corporation pursuant to this Section 4(a), the outstanding Shares shall be deemed to have been redeemed and shall be cancelled and shall no longer be deemed to be issued and outstanding and the holders of the Series B Preferred Stock shall not be entitled to any further right or claim.

        (d)   A Change in Control (as defined) of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 and in the event there is a Change of Control on or before July 3, 2005, the amount to which a holder would be entitled under Section 4(a) above shall be deemed to be an amount equal to (i) 105% of the Liquidation Value plus (ii) all accrued and unpaid dividends thereon, it being understood that such amount shall be calculated by including dividends accruing to the actual date of such dissolution, liquidation or winding up, as the case may be, rather than the most recent Dividend Reference Date. As used herein, "Change in Control" means (A) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary as a result of which the Company becomes a holding company) or (B) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation of the Corporation with any other person (other than a wholly-owned subsidiary of the Corporation)) unless the Corporation's stockholders of record immediately prior to such transaction will immediately after such transaction hold at least 50% of the voting power of the Corporation.

        Section 5.    Redemption.

        (a)   On July 3, 2008 (the "Scheduled Redemption Date") the Corporation will redeem all issued and outstanding Shares, at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon, including dividends accruing to the Scheduled Redemption Date (the "Redemption Price"), which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Redemption Price in shares of Common Stock if, on the Scheduled Redemption Date, (i) the sale of the shares of Common Stock issuable in connection with such redemption by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such redemption have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Redemption Price in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Scheduled Redemption Date for purposes of determining the number of shares issuable in connection with such payment. If the Corporation elects to pay the Redemption Price in shares of Common Stock, the Corporation shall mail written notice of such election to the record holders of Series B Preferred Stock at least 20 business days prior to the Scheduled Reference Date. No fractional shares of Common Stock shall be issued upon payment of the Redemption Price, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share. The Corporation covenants that all shares of Common Stock that may be issued upon a redemption of the Series B Preferred Stock will upon issue by fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

        (b)   If at any time after July 3, 2006 and prior to the Scheduled Redemption Date, (i) a shelf registration statement covering resales of the Common Stock issuable upon conversion of the Series B Preferred Stock is effective and available for use at all times during the period beginning on the Early Redemption Notice Date (as defined below) and ending on the Early Redemption Date (as defined below), and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Early Redemption Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement (as defined below) or (ii) such shares may be sold pursuant to Rule 144(d) under the Securities Act, then the Corporation my elect to redeem some or all of the then issued and outstanding Shares at the Redemption Price. If the Corporation elects to redeem less than all of the then issued and outstanding Shares, a pro rata portion of the Shares held by each record holder of the Series B Preferred Stock shall be redeemed based upon the number of Shares held by such holder and the number of Shares the Corporation has elected to redeem. The "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of July 1, 2003, among the Corporation, U.S. Bancorp Piper Jaffray, RBC Dain Rauscher, Inc. and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        (c)   The Corporation will mail written notice of each redemption of Series B Preferred Stock pursuant to Section 5(b) to each record holder at least 30 days prior to the date on which such redemption is to be made (the "Early Redemption Date"). The date on which such notice is mailed is the "Early Redemption Notice Date." Each such notice of redemption shall specify the number of Shares to be redeemed, the date fixed for redemption, the place or places of payment, that payment will be made upon presentation and surrender of such Shares and the current Conversion Price. If fewer than all the outstanding Shares are to be redeemed, the notice of redemption shall identify the number of Shares to be redeemed. Each Share shall be convertible into Common Stock at the option of the holder thereof in accordance with the provisions of Section 6 at any time prior to the Early Redemption Date.

        (d)   No Share is entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full (the "Redemption Date"). On such Redemption Date all rights of the holder of such Share as a holder will cease (including the conversion rights set forth in Section 6), and such Share will be concealed and will not be reissued, sold or transferred.

        Section 6.    Conversion.

        (a)   Each share shall be convertible into Common Stock, at the then applicable Conversion Price (as hereinafter defined), at any time and from time to time, at the option of the holder thereof in accordance with this Section 6(a) without the need for the payment of any additional cash consideration. Before any holder of Series B Preferred Stock shall be entitled to convert such stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor (or in the case of any lost, stolen or destroyed certificate or certificates the delivery of an affidavit to that effect accompanied by any indemnity bond, in each case, reasonably required by the Corporation), duly endorsed, to the Corporation and shall give written notice, duly executed, to the Corporation of such election to convert the same and shall state the number of shares of Series B Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the Shares to be converted, and the holder of such Shares shall be treated for all purposes as the record holder of such shares of Common Stock on such date (such date, the "Conversion Date"). If a holder of Series B Preferred Stock elects to convert any of such holder's Shares into Common Stock on or before July 3, 2005, such holder shall also be entitled to receive, and the Corporation shall pay, upon conversion of such holder's Shares, an amount equal to four quarterly dividends to be paid pursuant to Section 3 per Share (the "Optional Make Whole Payment"). The Optional Make Whole Payment may be paid, at the Corporation's election, in cash or shares of Common Stock. The Corporation shall only have the right to elect to pay the Optional Make Whole Payment in shares of Common Stock if, on the Conversion Date, (i) the sale of the shares of Common Stock issuable in connection with such Optional Make Whole Payment by the holders is covered by an effective registration statement or such shares may be sold pursuant to Rule 144(k) under the Securities Act and (ii) the shares of Common Stock to be issued in connection with such Optional Make Whole Payment have been approved for listing, subject to official notice of issuance, on a national securities exchange, the Nasdaq National Market or the Nasdaq Small Cap Market. If the Corporation elects to pay the Optional Make Whole Payment in shares of Common Stock, each share of Common Stock will be valued at 95% of Market Value as of the Notice Date for purposes of determining the number of shares issuable in connection with such payment. The Corporation shall deliver a notice within five (5) business days of receiving written notice from such holder of Series B Preferred stock of its election to convert such Shares specifying whether the Optional Make Whole Payment, if any, is to be paid in cash or in shares of Common Stock.

        (b)   The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock is referred to herein as the "Conversion Price," and shall be determined in accordance with this Section 6. Each Share shall be convertible into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the "Original Price" of each Share by the Conversion Price applicable to such series in effect at the time of conversion without the payment of additional cash consideration. The "Original Price" of each share shall be $50.00. The initial Conversion Price for each Share shall be $5.90, subject to adjustment as set forth at Section 6(d) below.

        (c)   No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock or payment of the Optional Make Whole Payment, if any, and in lieu of any fractional shares to which the holder would otherwise be entitled, such fraction shall be rounded up or down to the nearest whole share.

        (d)   The Conversion Price shall be subject to adjustment at any time or from time to time as provided herein:

          (i)    In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined) fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (ii)   In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii)  In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (A) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (B) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration, if other than cash, to be determined in good faith by the Corporation's Board of Directors.

          (iv)  In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6(d)(i) hereof applies) or evidences of its indebtedness or other assets (including securities, but excluding (A) any rights or warrants referred to in Section 6(d)(iii) hereof and (B) dividends and distributions paid exclusively in cash (except as set forth in Section 6(d)(v) and (vi) hereof, (the foregoing hereinafter in this Section 6(d)(iv) called the "Additional Securities")), unless the Corporation elects to reserve such Additional Securities for distribution to the holders of Series B Preferred Stock upon conversion thereof so that any such holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder would have received if such holder had converted its shares of Series B Preferred Stock into Common Stock immediately prior to the Record Date for such distribution, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (x) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (y) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series B Preferred Stock shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of Common Stock such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Corporation's Board of Directors determines the fair market value of any distribution for purposes of this Section 6(d)(iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 6(d)(iv) hereof to the extent possible, unless the Corporation's Board of Directors determines in good faith that consideration of the fair market value during the Reference Period would not be in the best interest of the holders of Series B Preferred Stock.

        In the event that the Corporation implements a new shareholder rights plan, such rights plan shall provide that, upon conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (as if the holder had converted the Series B Preferred Stock prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of the Section 6(d)(iv).

        Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(d)(iv) (and no adjustment to the Conversion Price under this Section 6(d)(iv) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6(d)(iv), (x) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

        For purposes of the Section 6(d)(iv) and Sections 6(d)(i) and (iii) hereof, any dividend or distribution to which this Section 6(d)(iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Sections 6(d)(i) or 6(d)(iii) hereof applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6(d)(iii) hereof applies (and any Conversion Price reduction required by this Section 6(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6(d)(i) and (iii) hereof with respect to such dividend or distribution shall then be made, except (x) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 6(d)(i) hereof and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 6(d)(iii) hereof and (y) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(d)(i) hereof.

        (v)   In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(e) hereof applies or as part of a distribution referred to in Section 6(d)(iv) hereof), in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to all holders of its Common Stock made in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Corporation's Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution exceeds ten percent (10%) of the product of the Current Market Price (determined as provided in Section 6(d)(vi) hereof) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which (x) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (1) such combined amount and (2) the number of shares of Common Stock outstanding on the Record Date and (y) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of the Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a share of Series B Preferred Stock, the amount of cash such holder would have received had such holder converted such share immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

        (vi)  For purposes of this Section 6(d), the following terms shall have the meaning indicated:

        "Closing Sale Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

        "Current Market Price" shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten (10) consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs during such ten (10) consecutive trading days, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(d)(i), (ii), (iii), (iv) or (v) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Sale Price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Corporation's Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(d)(iv) hereof, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. The "ex" date shall be the first trading date following the event for which an adjustment to the Conversion Price is required pursuant to Section 6(d).

          "Fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least one percent (1%) in such price (and no adjustment shall increase the Conversion Price except in the case of reverse stock splits or other transactions involving a combination of shares of Common Stock); provided, that any adjustments which by reason of this Section 6(d)(vii) are not required to be made shall be carried forward and then taken into account in any subsequent adjustment; provided, further, that adjustment in the Conversion Price shall be required and made in accordance with the provisions of this Certificate of Designations, other than this Section 6(d)(vii), not later than such time as may be required in order to preserve the tax-free nature of a distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the holders of Series B Preferred Stock and/or Common Stock. All calculations under this Section 6 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (viii) Anything in this Section 6 to the contrary notwithstanding, the Corporation shall be entitled (but shall not be required) to make such reductions in the Conversion Price, in addition to those required by this Section 6, as the Corporation, in its discretion, shall determine in good faith to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

          (ix)  To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive and described in a resolution of the Board of Directors. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to each record holder of Series B Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          (x)   In any case in which this Section 6(d) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any shares of Series B Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(c) hereof.

        (e)   Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transactions, in each case ((i) which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and (ii) is not a Change in Control, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, such shares of stock, securities or other assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case where the Series B Preferred Stock would remain outstanding after the Organic Change, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of Section 6(d) hereof shall thereafter be applicable to the Series B Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6(e) shall similarly apply to successive reorganizations reclassifications, mergers, consolidations or sales.

        (f)    If any date shall be fixed by the Corporation as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Corporation, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any capital reorganization, reclassification of Common Stock, consolidation, or merger, or in any liquidation, dissolution or winding up of the Corporation, the Corporation shall cause notice thereof (specifying such date) to be mailed to the holders of the Series B Preferred Stock, at the address or such holder as appears on the Corporations stock transfer ledger of receiving notice, at least 30 days prior to the date of consummation of the transaction described in the notice.

        (g)   The issuance of stock certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the exercising holder of Series B Preferred Stock for any tax for the issuance thereof. The Corporation shall not, however, be required to pay any tax that may be payable on any transfer involved in the issue and delivery of stock in any name other than that of the registered holders of Series B Preferred Stock, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

        (h)   The Corporation shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock at the Conversion Price then in effect, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

        (i)    The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will upon issue be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

        (j)    In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock at the address last provided by such holder as it appears on the Corporation's stock transfer ledger. The certificate shall set forth such adjustment or readjustment showing in detail the facts upon which such adjustment or readjustment is based including a statement of:

          (i)    The adjusted or readjusted Conversion Price for the Series B Preferred Stock; and

          (ii)   The number of additional shares of Common Stock and the type and amount, if any, of other property which would be received upon conversion of the adjusted or readjusted Conversion Price for the Series B Preferred Stock.

        (k)   Except with the consent of the holders of two-thirds of the then outstanding shares of Series B Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of all or substantially all of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 6 by the Corporation, but the Corporation will at all times and in good faith assist in the carrying out of all of the provisions of this Section 6.

        (l)    As soon as possible after a conversion has been effected pursuant to this Section 6 (but in any event within 5 business days after the applicable Conversion Date), the Corporation shall deliver to the converting holder:

          (i)    a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified, or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with the Depositary Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system;

          (ii)   payment in cash or Common Stock of an amount equal to all accrued dividends with respect to each Share converted which have not been paid thereto;

          (iii)  a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and

          (iv)  the Optional Make Whole Payment, if any, required pursuant to Section 6(a).

        (m)  If the Corporation shall fail for any reason to deliver to the holder any or all of the item(s) described in Section 6(l) above within 5 business days after the Conversion Date (such 5th business day, the "Delivery Date"), the Corporation shall, in addition to any other remedies under the Securities Purchase Agreement (as defined below) or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such item(s) are not delivered in an amount equal to one-half percent (0.5%) per month multiplied by the product of (i) the sum of the number of shares of Common Stock into which the Shares converted were converted and (ii) the Closing Sale Price (as defined in Section 6(d)(vi) of the Common Stock on the Delivery Date. The "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 1, 2003, among the Corporation, U.S. Bancorp Piper Jaffray and the initial purchasers of the Series B Preferred Stock as such agreement may be amended, supplemented and modified from time to time.

        Section 7.    Voting.    Except as otherwise expressly provided herein or as required by law, the holder of each Share shall be entitled to vote on all matters as shall be submitted to a vote of the holders of the Common Stock and shall be entitled to such number of votes as is equal to the largest number of full shares of Common Stock into which such holder's Shares are then convertible. Except as required by law or otherwise expressly provided herein, the Series B Preferred Stock and the Common Stock and shares of all other classes or series of stock entitled to vote with the Common Stock shall be voted together as a single class and not as separate classes.

        Section 8.    Restrictions and Limitations.    (a) Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by the holders of at least a majority of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to:

          (i)    authorize or issue any other class or series of Preferred Stock ranking senior to the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation, or increase the number of authorized shares of Series B Preferred Stock. Nothing herein shall prevent the Corporation from (A) authorizing or issuing a new or existing series of Preferred Stock that ranks junior to or pari passu with the Series B Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation or (B) from issuing shares of Series B Preferred Stock pursuant to the Securities Purchase Agreement; or

          (ii)   pay or declare any dividend or distribution on any shares of Common Stock or of any security ranking junior to the Series B Preferred Stock as to payment of dividends other than a distribution or other payment made upon dissolution, liquidation or winding up of the Corporation in accordance with the provisions of Section 4 hereof and other than dividends payable solely in shares of Common Stock; or

          (iii)  reclassify any Common Stock or other class or series of capital stock of the Corporation into shares having any preference or priority, or ranking senior to the Series B Preferred Stock, as to the payment of amounts distributable upon dissolution, liquidation or winding up of the Corporation.

        (b)   Except as otherwise required by law, so long as any Share is outstanding, the vote or written consent by holders of two-thirds of the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including this Certificate of Designations, in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock; provided, however, that the vote or written consent of holders of all the outstanding Shares, voting or consenting as a separate class, shall be required for the Corporation to amend or repeal (by merger, consolidation or otherwise) any provision of the Corporation's Certificate of Incorporation, including this Certificate of Designations, with respect to the Dividend Rate, Liquidation Preference, Redemption Price, Scheduled Redemption Date, Conversion Price or Optional Make Whole Payment in a manner which would adversely affect the preferences, special rights or other powers of the Series B Preferred Stock set forth in such provisions, or reduce the aforesaid percentage of outstanding Shares, the holders of which are required to consent to any amendment or repeal of the Corporation's Certificate of Incorporation.

        (c)   The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

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CERTIFICATE OF MERGER OF MANUFACTURERS' SERVICES LIMITED INTO MSL ACQUISITION SUB INC.
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MSL ACQUISITION SUB INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
ARTICLE XIV
ARTICLE XV
ARTICLE XVI
ANNEX I
SCHEDULE A
SUMMARY OF TERMS OF INDENTURE FOR SUBORDINATED EXCHANGE DEBENTURES
ANNEX II
ANNEX III